UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 18, 2005

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 500 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 18, 2005, the Compensation Committee of the Board of Directors of Comfort Systems USA, Inc. (the “Company”) amended the 2005 Incentive Compensation Plan for Executive Officers (the “Incentive Plan”).  The Registrant reported the initial adoption of the Incentive Plan in a form 8-K filed on March 21, 2005.  Under the Incentive Plan, a portion of each executive’s bonus is based upon a discretionary assessment of such executive’s performance.  The remaining portion is subject to the Company achieving a minimum cash flow amount and is calculated based upon the Company’s earnings before interest, taxes, depreciation and amortization.  The calculation only begins once a minimum threshold is obtained and is then proportional to the amount by which the Company exceeds the threshold.  The annual bonus payable to Mr. William George, III, the Company’s Executive Vice President and Chief Financial Officer, was amended.  The discretionary maximum amount for Mr. George’s annual bonus was amended to 10% and the calculated amount for Mr. George’s annual bonus was amended to 90%.  The Compensation Committee also increased the base salary, effective July 1, 2005 of Messrs. George and Tanner to $262,500 and increased the base salary of Ms. Shaeff to $170,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:

/s/ Trent T. McKenna

Trent T. McKenna, Vice President and General Counsel
Date: May 24, 2005